Exhibit 99.1

NEWS

One Horizon Group Announces Completion of Acquisition of

Gaming Software Company Banana Whale Studios

LONDON, SINGAPORE and TAIPEI, TAIWAN - May 24, 2018 – One Horizon Group, Inc. (NASDAQ: OHGI) today announced that it has completed the acquisition of a majority interest in Banana Whale Studios Pte, Ltd. (“BWS”), a B2B software provider in the $100+ billion-dollar gaming industry focusing on innovation and next generation games and entertainment.

“All of us at OHGI are extremely excited to have closed this transaction and we welcome BWS to the OHGI family of companies as we aggressively expand our presence in the lucrative market of online gaming and entertainment in Asia and beyond and serve thousands of new customers monthly,” said Mark White, OHGI’s Founder and CEO. “Our platform infrastructure allows us to vastly outperform competitors and our access across all social platforms and impressive download speeds will keep gamers engaged with our interactive products.”

“We are very excited to become part of OHGI, which we believe is the perfect platform for us to further scale and accelerate our growth,” said Sargon Petros, CEO of BWS. “Given OHGI’s market position as a visionary, social-media driven entertainment business and market proof that a strong social experience spanning multiple platforms is the key for financial success on the most-grand scale, we are confident in our anticipated profits.” See: https://www.marketwatch.com/story/fortnite-figured-out-the-secret-to-making-a-hit-videogame-in-2018-2018-04-29

Deal structure highlights include the following:

●	All stock deal based on BWS contributing $5,655,000 net profit to OHGI prior to earn-out calculation

●	Earn-out based on six-times net profit upon two-year closing anniversary

●	7,383,000 shares of OHGI common stock issued in total to BWS shareholders at closing

●	No additional stock issuances until earn-out calculation directly tied to net profit

●	No contractual cash requirements or cash exchanged at closing

“OHGI is creating, developing and distributing exclusive content targeting a broad range of interests in the most desirable areas of social media experience and influence, including music, television, film and gaming,” said White. “Our content is cross-marketed and accessible to millions globally with an emphasis on Asia, Europe and the United States and expansion plans that include India, Mexico and other select Latin American countries.”

“We believe that we are one of the fastest growing, publicly-listed, diversified social media, gaming and digital technology companies and we look forward to sharing our financial results with our shareholders in our future quarterly and annual filings,” added White.

About One Horizon Group, Inc.

One Horizon Group, Inc. (NASDAQ: OHGI) is a media and technology acquisition company, which also owns LOVE MEDIA HOUSE, a full-service music production, artist representation and digital media business and an Asia-based secure messaging business and is the majority owner of 123Wish, a mobile app-based celebrity experience company. For more information, please visit: www.onehorizoninc.com

Safe Harbor Statement

Certain matters discussed in this press release are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding potential future results and acquisitions, future revenues and operating profits and trends in the marketplace are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory issues, changes in consumer tastes and the acceptance of the influencers and personalities which contract with the Company, and other factors, including general economic conditions, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Darrow Associates Contacts for OHGI

Bernie Kilkelly

(516) 236-7007

bkilkelly@darrowir.com

Jordan Darrow

(512) 551-9296

jdarrow@darrowir.com